                                                                  Exhibit 4.6


                               WARRANT AGREEMENT

THIS WARRANT AGREEMENT (the "AGREEMENT") made as of 18th day of August, 1999, by and among NUR MACROPRINTERS LTD., an Israeli company (the "COMPANY"), DOVRAT & CO. LTD. ("DOVRAT") and ISAL AMLAT INVESTMENT (1993) LTD. ("ISAL").

WHEREAS concurrently with the execution of this Agreement the parties have executed a Share and Warrant Purchase Agreement, dated August 18, 1999, to which this Agreement is appended to (the "INVESTMENT AGREEMENT"), according to which Dovrat and Isal were granted warrants (the "WARRANTS") to purchase up to 15,000 and 135,000 (respectively) Ordinary Shares of par value NIS 1.00 each of the Company ("ORDINARY SHARES"); and

WHEREAS the parties wish to determine the terms and conditions of the Warrants, as set forth herein.

     NOW, THEREFORE, in the consideration of the mutual promises and covenants set forth herein, the parties agree as follows:

     1. GRANT.

          Subject to the terms and conditions hereof, the Company hereby grants the Holder (as defined in Section 3 hereof), the right to purchase, at any time from August 18, 1999 until 5:30 P.M. Israel time, on August 17, 2003 (the "EXERCISE PERIOD"), at the initial exercise price per share of US$8.00 (subject to adjustment as provided in Article 8 hereof), up to such amount of fully paid and non-assessable Ordinary Shares as set forth opposite the names of Isal and Dovrat in SCHEDULE 1 ("WARRANT SHARES").

     2. WARRANT CERTIFICATES. The warrant certificates (the "WARRANT CERTIFICATES") delivered and to be delivered pursuant to this Agreement shall be in the form set forth in EXHIBIT A attached hereto and made a part hereof, with such appropriate insertions, omissions, substitutions, and other variations as required or permitted by this Agreement.

     3. EXERCISE OF WARRANT.

          3.1 DISCRETIONARY EXERCISE. The Warrants are exercisable at an initial exercise price (subject to adjustment as provided in Section 8 hereof) per Ordinary Share set forth in Section 6 hereof, payable by certified check. Upon surrender of a Warrant Certificate with the annexed Form of Election to Purchase duly executed, together with payment of the Purchase Price (as hereinafter defined) for the Ordinary Shares purchased at the Company's principal offices (presently located at 5 David Navon Street, Moshav Magshimim, Israel, 56910) the registered holder of a Warrant Certificate (the "HOLDER" or "HOLDERS") shall be entitled to receive a certificate or certificates for the Ordinary Shares so purchased. The purchase rights represented by each Warrant Certificate are exercisable at the option of the Holder thereof, in whole or in part (but not as to fractional Ordinary Shares underlying the Warrants). Warrants may be exercised to purchase all or part of the total number of Ordinary Shares requested thereby. In the case of the purchase of less than all the Ordinary Shares purchasable under any Warrant Certificate, the Company shall cancel said Warrant Certificate upon the surrender thereof and shall execute and deliver a new Warrant Certificate of like tenor for the balance of the Ordinary Shares purchasable thereunder.

          3.2 COMPULSORY EXERCISE. Notwithstanding the aforesaid, prior to the expiry of the Exercise Period, the Company may demand the exercise by the Holder of the Warrant Shares in the event that: (i) the price of one (1) Ordinary Shares, as quoted on the Nasdaq National List, is US$11 or more for a consecutive period of twenty (20) days in which trading was conducted in the Company's shares on Nasdaq; or (ii) the closing of a public offering by the Company, at an effective price per Ordinary Share (i.e. taking into account the economical value of other securities offered, if any) of US$11 or more (any of the foregoing, an "EXERCISE EVENT"). Upon the occurrence of an Exercise Event, the company shall send to the Holders written notices of the particulars of the Exercise Event, after which the Holders shall be entitled, within 10 days after receipt of such notice (the "COMPULSORY EXERCISE PERIOD"), transfer to the Company the Exercise Price for any Warrant Share such Holder wishes to exercise, according to the procedure set forth in
Section 3.1 above.

          3.3 Without derogating from the aforesaid, immediately after the end of the Exercise Period or the Compulsory Exercise Period, as applicable, the right of the Holders to exercise the Warrants shall automatically expire.

     4. ISSUANCE OF CERTIFICATES. Upon the exercise of the Warrants, the issuance of certificates for Ordinary Shares or other securities, properties or rights underlying such Warrants, shall be made forthwith (and in any event within five (5) business days thereafter) without charge to the Holder thereof, and such certificates shall (subject to the provisions of Sections 5 and 7 hereof) be issued in the name of, or in such names as may be directed by, the Holder thereof; provided, however, that the Company shall only be required to pay taxes which are due as a direct result of the issuance of the Ordinary Shares or other securities, properties or rights underlying such Warrants (e.g. stamp duty), and will not be required to pay any tax which may be (i) due as a result of the specific identity of the Holder or (ii) payable in respect of any transfer involved in the issuance and delivery of any such certificates in a name other than that of the Holder and the Company shall not be required to issue or deliver such certificates unless or until the person or persons requesting the issuance thereof shall have paid to the Company the amount of such tax or shall have established to the satisfaction of the Company that such tax has been paid.

     The Warrant Certificates and the certificates representing the Ordinary Shares (and/or other securities, property or rights issuable upon the exercise of the Warrants) shall be executed on behalf of the Company by the manual or facsimile signature of Company's authorized signatory(ies) under its corporate stamp reproduced thereon, attested to by the manual or facsimile signature of the then present Secretary or Assistant Secretary of the Company. Warrant Certificates shall be dated the date of execution by the Company upon initial issuance, division, exchange, substitution or transfer.

     5. RESTRICTION ON TRANSFER OF WARRANTS. The Holder of a Warrant Certificate, by its acceptance thereof, covenants and agrees that the Warrants described therein are being acquired as an investment and not with a view to the distribution thereof.

          The Holder shall not assign or transfer any of the Warrant and/or Warrant Certificates to any third party, other than following a bona fide sale or transfer by the Holder to any unaffiliated transferee thereof of all the Ordinary Shares purchased by such Holder under the Investment Agreement and/or transfer by each of the Holders of up to 10% of the Warrants to Mt. Mordechai Weiss and/or Mr. Eylon Peuchas, provided however, that Section 7 below shall not pertain to the Ordinary Shares underlying the Warrant Certificates transferred as aforesaid. The Holder may assign or transfer any of the Warrant Certificates to entities controlling, controlled or under common control with, such Holder. For purpose of this Section 5, "CONTROL" shall bear the meaning of such term in Section 1 of the Israeli Securities Law, 1968.

     6. EXERCISE PRICE.

          6.1 INITIAL AND ADJUSTED EXERCISE PRICE. Except as otherwise provided in Section 8 hereof, the initial exercise price of each Warrant shall be US$8.00 per Ordinary Share. The adjusted exercise price of each Warrant shall be the price which shall result from time to time from any and all adjustments of the initial exercise price in accordance with the provisions of Section 8 hereof.

          6.2 EXERCISE PRICE. The term "Exercise Price" herein shall mean the initial exercise price or the adjusted exercise price, depending upon the context.

     7. REGISTRATION RIGHTS.

          7.1 REGISTRATION UNDER THE SECURITIES ACT OF 1933.

               (a) The Warrants, and the Ordinary Shares issuable upon exercise of the Warrants, have not been registered under the Securities Act of 1933, as amended (the "Act"). Upon exercise, in part or in whole, of the Warrant certificates representing the Ordinary Shares and any other securities issuable upon exercise of the Warrants shall bear the following legend:

          The securities represented by this certificate have not been registered under the Securities Act of 1933, as amended ("Act"), and may not be offered or sold except pursuant to (i) an effective registration statement under the Act, (ii) to the extent applicable, Rule 144 under the Act (or any similar rule under such Act relating to the disposition of securities), or (iii) an opinion of counsel, if such opinion shall be reasonably satisfactory to counsel to the issuer, that an exemption from registration under such Act is available.

          (b) Holders of the Ordinary Shares shall be entitled to all of the rights and privileges relating to registration rights afforded to the Holders in the Investment Agreement (including the Registration Rights Agreement attached thereto), which is incorporated herein by reference and expressly made a part hereof.

     8. ADJUSTMENTS TO EXERCISE PRICE AND NUMBER OF SECURITIES.

          8.1 SUBDIVISION AND COMBINATION. In case the Company shall at any time subdivide or combine the outstanding Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased in the case of subdivision or increased in the case of combination.

          8.2 STOCK DIVIDENDS AND DISTRIBUTIONS. In case the Company shall pay a dividend on, or make a distribution of, Ordinary Shares or of the Company's capital stock convertible into Ordinary Shares, the Exercise Price shall forthwith be proportionately decreased. An adjustment made pursuant to this Section 8.2 shall be made as of the record date for the subject stock dividend or distribution.

          8.3 ADJUSTMENT IN NUMBER OF SECURITIES. Upon each adjustment of the Exercise Price pursuant to the provisions of this Section 8, the number of Ordinary Shares issuable upon the exercise of each Warrant shall be adjusted to the nearest full amount by multiplying a number equal to the Exercise Price in effect immediately prior to such adjustment by the number of Ordinary Shares issuable upon exercise of the Warrants immediately prior to such adjustment and dividing the product so obtained by the adjusted Exercise Price.

          8.4 DEFINITION OF ORDINARY SHARES. For the purpose of this Agreement, the term "Ordinary Shares" shall mean (i) the class of shares designated as Ordinary Shares in the Articles of Association of the Company as may be amended as of the date hereof, or (ii) any other class of shares resulting from successive changes or reclassifications of such Ordinary Shares consisting solely of changes in nominal value, or from nominal value to no nominal value, or from no nominal value to nominal value.

          8.5 MERGER OR CONSOLIDATION. In case of any consolidation of the Company with, or merger of the Company with, or merger of the Company into, or sale by the Company of all or substantially all of its assets to another corporation (other than a consolidation or merger which does not result in any reclassification or change of the outstanding Ordinary Shares), the corporation formed by such consolidation or merger or acquiror of such assets shall execute and deliver to the Holder a supplemental warrant agreement providing that the Holder of each Warrant then outstanding or to be outstanding shall have the right thereafter (until the expiration of such Warrant) to receive, upon exercise of such Warrant, the kind and amount of shares of stock and other securities and property receivable upon such consolidation or merger, by a holder of the number of Ordinary Shares of the Company for which such Warrant might have been exercised immediately prior to such consolidation, merger, sale or transfer. Such supplemental warrant agreement shall provide for adjustments which shall be identical to the adjustments provided in
Section 8. The above provision of this Subsection shall similarly apply to successive consolidations or mergers.

          8.6 NO ADJUSTMENT OF EXERCISE PRICE IN CERTAIN CASES. No adjustment of the Exercise Price shall be made.

          (a) Upon the issuance or sale of the Warrants or the Ordinary Shares issuable upon the exercise of the Warrants or the options, rights and Warrants issued and outstanding on the date hereof; or

          (b) If the amount of said adjustment shall be less than 2 cents ($.02) per Ordinary Share, provided, however, that in such case any adjustment that would otherwise be required then to be made shall be carried forward and shall be made at the time of and together with the next subsequent adjustment which, together with any adjustment so carried forward, shall amount to at least 2 cents ($.02) per Ordinary Share.

     9. EXCHANGE AND REPLACEMENT OF WARRANT CERTIFICATES. Each Warrant Certificate is exchangeable without expense, upon the surrender thereof by the registered Holder at the principal executive office of the Company, for a new Warrant Certificate of like tenor and date representing in the aggregate the right to purchase the same number of Ordinary Shares in such denominations as shall be designated by the Holder thereof at the time of such surrender.

     Upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of any Warrant Certificate, and, in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it, and reimbursement to the Company of all reasonable expenses incidental thereto, and upon surrender and cancellation of the Warrants, if mutilated, the Company will make and deliver a new Warrant Certificate of like tenor, in lieu therof.

     10. ELIMINATION OF PRACTICAL INTERESTS. The Company shall not be required to issue certificates representing fractions of Ordinary Shares upon the exercise of the Warrants, nor shall it be required to issue scrip or pay cash in lieu of fractional interests, it being the intent of the parties that all fractional interests shall be eliminated by rounding any fraction up to the nearest whole number of Ordinary Shares, or other securities, properties or rights

     11. RESERVATION AND LISTING OF SECURITIES. The Company shall at all times reserve and keep available out of its authorized Ordinary Shares, solely for the purpose of issuance upon the exercise of the Warrants, such number of Ordinary Shares or other securities, properties or rights as shall be issuable upon the exercise thereof. The Company covenants and agrees that, upon exercise of the Warrants and payment of the Exercise Price therefor, all Ordinary Shares and other securities issuable upon such exercise shall be duly and validly issued, full paid, non-assessable and not subject to the preemptive rights of any stockholder. As long as the Warrants shall be outstanding, the Company shall use its best efforts to cause all Ordinary Shares issuable upon the exercise of the Warrants to be listed (subject to official notice of issuance) on all securities exchanges, if any, on which the Ordinary Shares issued to the public in connection herewith may then be listed and/or quoted on NASDAQ.

     12. NOTICES TO WARRANT HOLDERS. Nothing contained in this Agreement shall be construed as conferring upon the Holders the right to vote or to consent or to receive notice as a stockholder in respect of any meetings of stockholders for the election of directors or any other matter, or as having any rights whatsoever as a stockholder of the Company. If, however, at any time prior to the expiration of the Warrants and their exercise, any of the following events shall occur:

               (a) the Company shall take a record of the holders of its Ordinary Shares for the purpose of entitling them to receive a dividend or distribution payable otherwise than in cash, or a cash dividend or distribution payable otherwise than out of than current or retained earnings, as indicated by the accounting treatment of such dividend or distribution on the books of the Company; or

               (b) the Company shall offer to all the holders of its Ordinary Shares any additional shares of capital stock of the Company or securities convertible into or exchangeable for shares of capital stock of the Company, or any option, right or warrant to subscribe thereof; or

               (c) a dissolution, liquidation, or winding up of the Company (other than in connection with a consolidation or merger) or a sale of all or substantially all of its property, assets and business as an entirety shall be proposed.

then, in any one or more of said events, the Company shall give written notice of such event at least fifteen (15) days prior to the date fixed as a record date or the date of closing the transfer books for the determination of the stockholders entitled to such dividend, distribution, convertible or exchangeable securities or subscription rights, or entitled to vote on such proposed dissolution, liquidation, winding up or sale.

     13. NOTICES. All notices, requests, consents and other communications hereunder shall in writing, and shall be deemed to have been duly made when delivered, or mailed by registered or certified mail, return receipt requested;

     (a) If to the registered Holder of the Warrants, to the address of such Holder as shown on the books of the Company; or

     (b) If to the Company, at P.O. Box 8440, Moshav Magshimim, Israel, 56910 or to such other address as the Company may designate by notice to the Holders.

     14. SUPPLEMENTS AND AGREEMENTS. The Company and the Holder may from time to time supplement or amend this Agreement without the approval of any Holders of Warrant Certificates in order to cure any ambiguity, to correct or supplement any provision contained herein which may be defective or inconsistent with any provisions herein, or to make any other provisions in regard to matters or questions arising hereunder which the Company and Josephthal may deem necessary or desirable and which the Company and Josephthal deem shall not adversely affect the interests of the Holders of Warrant Certificates.

     15. SUCCESSORS. All the covenants and provisions of this Agreement shall be binding upon and inure to the benefit of the Company, the Holders and their respective successors and assigns hereunder.

     16. TERMINATION. This Agreement shall terminate at the close of business on August 17, 2003.

     17. GOVERNING LAW: SUBMISSION TO JURISDICTION. This Agreement and each Warrant Certificate issued hereunder shall be deemed to be a contract made under the laws of the State of Israel and for all purposes shall be construed in accordance with the laws of said State, without giving effect to the rules of said State governing the conflicts of laws.

     The Company and the Holders hereby agree that any action, proceeding or claim against it arising out of, or relating in any way to, this Agreement shall be brought and enforced in the courts of the State of New York or of the United States of America for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company and the Holders hereby irrevocably waive any objection to such exclusive jurisdiction or inconvenient forum. Any such process or summons to be served upon any of the Company and the Holders (at the option of the party bringing such action, proceeding or claim) may be served by transmitting a copy thereof, by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in
Section 13 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the party so served in any action, proceeding or claim. The Company and the Holders agree that the prevailing party(ies) in any such action or proceeding shall be entitled to recover from the other party(ies) all of its/their reasonable legal costs and expenses relating to such action or proceeding and/or incurred in connection with the preparation therefor.

     18. ENTIRE AGREEMENT: MODIFICATION. This Agreement (including the Investment Agreement to the extent portions thereof are referred to herein) contains the entire understanding between the parties hereto with respect to the subject matter hereof and may not be modified or amended except by a writing duly signed by the party against whom enforcement of the modification or amendment is sought.

     19. SEVERABILITY. If any provision of this Agreement shall be held to be invalid or unenforceable, such invalidity or unenforceability shall not affect any other provision of this Agreement.

     20. CAPTIONS. The caption headings of the Sections of this Agreement are for convenience of reference only and are not intended, nor should they be construed as, a part of this Agreement and shall be given no substantive effect.

     21. BENEFITS OF THIS AGREEMENT. Nothing in this Agreement shall be construed to give to any person or corporation other than the Company and any other Holder(s) of the "Warrant Certificates or Ordinary Shares any right, remedy or claim under this Agreement; and this Agreement shall be for the sole and exclusive benefit of the Company any other Holder(s) of the Warrant Certificates or Ordinary Shares.

     22. COUNTERPARTS. This Agreement may be executed in any number of counterparts and each of such counterparts shall for all purposes be deemed to be an original, and such counterparts shall together constitute but one and the same instrument.

     IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

                                   NUR MACROPRINTERS LTD.


                                   By: /s/ Erez Shachar
                                       -----------------------------------
                                       Erez Shachar
                                       President & Chief Executive Officer


DOVRAT & CO. LTD.                  ISAL AMLAT INVESTMENT (1993) LTD.

By: /s/ Illegible                   By: /s/ Illegible
    -----------------------            ----------------------------------
    Name:                              Name
    Title:                             Title:

                                  EXHIBIT A

THE WARRANTS REPRESENTED BY THIS CERTIFICATE AND THE OTHER SECURITIES ISSUABLE UPON EXERCISE HEREOF MAY NOT BE OFFERED OR SOLD EXCEPT PURSUANT TO
(i) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (ii) TO THE EXTENT APPLICABLE, RULE 144 UNDER SUCH ACT (OR ANY SIMILAR RULE UNDER SUCH ACT RELATING TO THE DISPOSITION OF SECURITIES), OR (iii) AN OPINION OF COUNSEL, IF SUCH OPINION SHALL BE REASONABLY SATISFACTORY TO COUNSEL FOR THE ISSUER, THAT AN EXEMPTION FROM REGISTRATION UNDER SUCH ACT IS AVAILABLE.

THE TRANSFER OR EXCHANGE OF THE WARRANTS REPRESENTED BY THIS CERTIFICATE IS RESTRICTED IN ACCORDANCE WITH THE WARRANT AGREEMENT REFERRED TO HEREIN.

No. W-                                                           Warrants
      -----------------------                          ---------

                              WARRANT CERTIFICATE

     This Warrant Certificate certifies that __________________, or registered assigns, is the registered holder of a warrant exercisable, at any time from August ___, 1999 until 5:30 p.m. Israel time on August ___, 2003 (the "EXERCISE PERIOD" and "EXPIRATION DATE"), up to _____ fully-paid and non-assessable Ordinary Shares, NIS 1.0 nominal value per share (the "ORDINARY SHARES" and "WARRANT SHARES") of Nur Macroprinters Ltd., an Israeli corporation (the "COMPANY"), at the initial exercise price, subject to adjustment in certain events of US$8.00 per Ordinary Share (the "EXERCISE PRICE"); upon surrender of this Warrant Certificate and payment of the applicable Exercise Price at an office or agency of the Company, but subject to the conditions set forth herein and in the Warrant Agreement dated as of August 18, 1999 between the Company, Dovrat & Co. Ltd. and Isal Amlat Investment (1993) Ltd. (the "WARRANT AGREEMENT"). Payment of the applicable Exercise Price shall be made by certified check payable to the order of the Company.

          Notwithstanding the aforesaid, as set forth in the Warrant Agreement, prior to the expiry of the Exercise Period, the Company may demand the exercise by the Holder of the Warrant Shares in the event that:

          (i) The price of one (1) Ordinary Share, as quoted on the Nasdaq National List, is US$11 or more for a consecutive period of twenty (20) days in which trading was conducted in the Company's shares on Nasdaq; or

          (ii) The closing of a public offering by the Company, at an effective price per Ordinary Share (i.e. taking into account the economical value of other securities offered, if any) of US$11 or more.

     No Warrant may be exercised after 5:30 p.m., Israel time, on the Expiration Date, at which time all Warrants evidenced hereby, unless exercised prior thereto, shall thereafter be void.

     The Warrants evidenced by this Warrant Certificate are part of a duly authorized issue of Warrants issued pursuant to the Warrant Agreement, which Warrant Agreement is hereby incorporated by reference herein and made a part of this instrument and is hereby referred to for a description of the rights, limitation of rights, obligations, duties and immunities thereunder of the Company and the holders (the words "HOLDERS" or "HOLDER" meaning the registered holders or registered holder) of the Warrants.

     The Warrant Agreement provides that upon the occurrence of certain events, the then applicable Exercise Price and the type and/or number of the Company's securities issuable thereupon may, subject to certain conditions, be adjusted. In such event, the Company will, at the request of the holder, issue a new Warrant Certificate evidencing the adjustment in the then applicable Exercise Price and the number and/or type of securities issuable upon the exercise of the Warrants; provided, however, that the failure of the Company to issue such new Warrant Certificates shall not in any way change, after, or otherwise impair, the rights of the holder as set forth in the Warrant Agreement.

     Upon due presentment for registration of transfer of this Warrant Certificate at an office or agency of the Company, a new Warrant Certificate or Warrant Certificates of like tenor and evidencing in the aggregate a like number of Warrants shall be issued to the transferee(s) in exchange for this Warrant Certificate, subject to the limitations provided herein and in the Warrant Agreement, without any charge except for any tax or other governmental charge imposed in connection with such transfer.

     Upon the exercise of less than all of the Warrants evidenced by this Certificate, the Company shall forthwith issue to the holder hereof a new Warrant Certificate representing such number of unexercised Warrants.

     The Company may deem and treat the registered holder(s) hereof as the absolute owner(s) of this Warrant Certificate (notwithstanding any notation of ownership or other writing hereon made by anyone), for the purpose of any exercise hereof and of any distribution to the holder(s) hereof, and for all other purposes, and the Company shall not be affected by any notice to the contrary.

     All terms used in this Warrant Certificate which are defined in the Warrant Agreement shall have the meanings assigned to them in the Warrant Agreement.

     IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed under its corporate stamp.

Dated August 18, 1999


                                   NUR MACROPRINTERS LTD.


                                   By: /s/ Erez Shachar
                                       -----------------------------------
                                       Erez Shachar
                                       President & Chief Executive Officer

               [FORM OF ELECTION TO PURCHASE PURSUANT TO SECTION 3]



    The undersigned hereby irrevocably elects to exercise the right, represented by this Warrant Certificate, to purchase [CHECK APPROPRIATE BOX]:

    all the Ordinary Shares under the Warrant Certificate; or

    part [___________][INDICATE NUMBER] of the Ordinary Shares under the Warrant Certificate:

and herewith tenders in payment for such securities a certified check payable to the order of NUR MACROPRINTERS LTD. in the amount of $________, all in accordance with the terms hereof. The undersigned requests that a certificate for such securities be registered in the name of _____________________________ _______________________________________ whose address is _____________________
_____________________________________________ such Certificate be delivered to
________________________________________ whose address is ____________________
_________________________________________________.



Dated:



              Signature __________________________________


              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


              (Insert Social Security or Other
              Identifying Number of Holder)

                             [FORM OF ASSIGNMENT]


    (To be executed, subject to the limitations set forth in the Warrant Agreement, by the registered holder if such holder desires to transfer the Warrant Certificate.)


    FOR VALUE RECEIVED
hereby sells, assigns and transfers unto



    (Please print name and address of transferee)


this Warrant Certificate, together with all right, title and interest therein, and hereby irrevocably constitutes and appoints ______________________ ______________ Attorney, to transfer the within Warrant Certificate on the books of the within-named Company, with full power of substitution.


Dated:


              Signature __________________________________


              (Signature must conform in all respects to name of holder as specified on the face of the Warrant Certificate.)


              (Insert Social Security or Other Identifying Number of Assignee).

                                   SCHEDULE 1
                                   ----------

----------------------------------------------------------------------------------------------
                        DOVRAT                       ISAL                       TOTAL
INVESTMENT    --------------------------  -------------------------  -------------------------
                ORDINARY        US$         ORDINARY        US$         ORDINARY     in US$
                 SHARES                      SHARES                      SHARES
----------------------------------------------------------------------------------------------
ISSUED           60,000       330,000       540,000     2,970,000       600,000     3,300,000
SHARES

----------------------------------------------------------------------------------------------

WARRANTS         15,000       120,000       135,000     1,080,000       150,000     1,200,000

----------------------------------------------------------------------------------------------

TOTAL            75,000       450,000       675,000     4,050,000       750,000     4,500,000
----------------------------------------------------------------------------------------------


                                    SCHEDULE 9

                           REGISTRATION RIGHTS AGREEMENT

The following provisions shall govern the registration of Issued Shares and the Warrant Shares (upon the exercise thereof):

    1.   DEFINITIONS.

         Unless otherwise defined herein, all capitalized terms shall bare the meaning ascribed thereto in the Investment Agreement (as defined below). As used herein, the following terms have the following meaning:

         "AGREEMENT" means this Registration Rights Agreement

         "INVESTMENT AGREEMENT" means that certain Share and Warrant Purchase Agreement, date August __, 1999, between Nur Macroprinters Ltd., Dovrat & Co. Ltd. and Isal Amlat Investment (1993) Ltd.

         "ORDINARY SHARES" means Ordinary Shares of par value NIS 1.00 each of the Company.

         "HOLDER" means any holder of outstanding Registrable Shares or shares convertible into Registrable shares, who acquired such Registrable Shares or shares convertible into Registrable Shares in a transaction or series of transactions not involving any registered offering.

         "COMMISSION" refers to the Securities and Exchange Commission.

         "REGISTER", "REGISTERED", and "REGISTRATION" refer to a registration effected by filing a registration statement in compliance with the Securities Act and the declaration or ordering by the commission of effectiveness of such registration statement, or the equivalent actions under the laws of another jurisdiction.

         "REGISTRABLE SHARES" means the Ordinary Shares purchased by Isal and Dovrat pursuant to the Investment Agreement and any Ordinary Shares exercised under the Warrant (as defined therein).

         "SECURITIES ACT" shall mean the U.S. Securities Act of 1933, as amended, or any similar federal statute, and the rules and regulations of the Commission thereunder, all as the same shall be in effect at the time.

    2. INCIDENTAL REGISTRATION. If the Company at any time proposes to register any of its securities, other than in a demand registration under
Section 3 or Section 5 of the Agreement, on any form (other than a Registration Statement on Form S-8 or any successor form for securities to be offered to employees of the Company pursuant to any employer benefit plan), for its own account or for the account of any other person, including in an initial public offering, it shall give notice to the Holder of such intention. Upon the written request of the Holder given within twenty (20) days after receipt of any such notice, the Company shall include in such registration all of the Registrable Shares indicated in such request, so as to permit the disposition of the shares so registered in the manner requested by the Holder. Notwithstanding any other provision of this Section 2, with respect to an underwritten initial public offering by the Company, if the managing underwriter advises the Company in writing that marketing or other factors require a limitation of the number of shares to be underwritten, then there shall be excluded from such registration and underwriting to the extent necessary to satisfy such limitation, shares held by the Holder and by other shareholders of the Company who are entitled to have their shares included in such registration, pro rata among them to the extent necessary to satisfy such limitation. To the extent Registrable Securities are excluded from such underwriting, the Holder shall agree not to sell its Registrable Shares included in the registration statement for such period, not to exceed 180 days, as may be required by the managing underwriter, and the Company shall keep effective and current such registration statement for such period as may be required to enable the Holder to complete the distribution and resale of its Registrable Shares.

     3. DEMAND REGISTRATION. The Holders are entitled once (1) to request in writing that all or part of the Registrable Shares shall be registered under the Securities Act ("DEMAND"). Such Demand must request the registration of shares in a minimum of two million United States Dollars ($2,000,000). Thereupon, the Company shall effect the registration, on Form F-1 or on Form F-3 (or F-3, or any successor form for securities to be offered in a transaction of the type referred to in Rule 415 under the Securities Act, and any related qualification or compliance), of all Registrable Shares as to which it has received such request for registration as promptly as practicable; provided, however, that the Company shall not be required to effect any registration under this Section 3 within a period of one hundred and eighty (180) days, (but shall be required to prepare and file the registration statement within such period), following the effective date of a previous registration in which the Holder had the right to participate pursuant to Section 2. Should the lock-up in accordance with Section 12 below be for a period short than 180 days, then the 180 period of the preceding sentence shall be shortened accordingly.

     In the event that the Holders shall exercise the Warrants in full (according to the terms of the Investment Agreement), and prior to such exercise the Holders shall also have exercised the Demand, then the Holders shall be entitled to one additional demand registration (on F-1 or F-3 forms, if available) with respect to the Warrant Shares, and the provisions of this
Section 3 above shall apply to such demand registration.

     4. DELAY OF REGISTRATION. The Company may delay the filing or effectiveness of any registration statement prepared pursuant to Section 3 for a period of up to 180 days (and, if the Company makes a good faith determination that further delay is necessary, for up to an additional 60 days) after the date of a request for registration pursuant to Section 3, if the Company determines in good faith that (a) it is in possession of material, non-public information concerning an acquisition, merger, recapitalization, consolidation, reorganization, or other material transaction by or of the Company, and (b) disclosure of such information would jeopardize any such transaction or otherwise materially harm the Company; provided, however, that the Company may exercise such right to delay the filing of a registration statement only once and that such delay period will not delay the effectiveness of a registration statement demanded under
Section 3 beyond a period of 180 days following the effective date of a previous registration.

     5.  TERMINATION OF REGISTRATION RIGHTS

         5.1 No Holder shall be entitled to exercise any right provided for in Sections 2 or 3 hereof, after four years following the date of the Closing of the Investment Agreement.

         5.2 In addition, the right of any Holder to request registration pursuant to Sections 2 and 3 shall terminate with respect to such Holder upon such date that all shares of Registrable Securities held or entitled to be held upon conversion by such Holder may immediately be sold under Rule 144 (or any successor rule) during any sixty-day period.

     6.  DESIGNATION OF UNDERWRITER.

         6.1 In the event of any registration effected pursuant to Section 3, the Holders that submitted the request for registration may provide their recommendation of candidates to be the managing underwriter(s) in any underwritten offering and the Company shall have the sole discretion to accept such candidate or offer a different managing underwriter(s).

         6.2 In the case of any registration initiated by the Company, the Company shall have the right to designate the managing underwriter in any underwritten offering.

     7. EXPENSES. All expenses incurred in connection with any registration under Section 2 or Section 3 shall be borne by the Company; provided, however, that the Holder shall pay its pro rata portion of the discounts payable to any underwriter.

     8. INDEMNITIES. In the event of any registered offering of Ordinary Shares pursuant to this Agreement:

         8.1 The Company will indemnify and hold harmless, to the fullest extent permitted by law, the Holder and any underwriter for the Holder, and each person, if any, who controls the Holder or such underwriter, from and against any and all losses, damages, claims, liabilities, joint or several, costs, and expenses (including any amounts paid in any settlement effected with the Company's consent) to which the Holder or any such underwriter or controlling person may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs, or expenses arise out of are based upon (i) any untrue statement or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or alleged omission to state therein a material fact required to be started therein or necessary to make the statement therein, in the light of the circumstances in which they are made, not misleading, and the Company will reimburse the Holder, such underwriter, and each such controlling person of the Holder or the underwriter, promptly upon demand, for any reasonable legal or any other expenses incurred by them in connection with investigating, preparing to defend, or defending against, or appearing as a third-party witness in connection with such loss, claim, damage, liability, action, or proceeding; PROVIDED, HOWEVER, that the Company will not be liable in any such cease to the extent that any such loss, damage, liability, cost, or expense arises solely out of or is based solely upon an untrue statement or alleged untrue statement, or omission or alleged omission, so made in conformity with information furnished to the Company in writing by the Holder, such underwriter, or such controlling persons in writing specifically for inclusion therein; PROVIDED, FURTHER, that this indemnity shall not be deemed to relieve any underwriter of any of its due diligence obligations; and PROVIDED, FURTHER, that the indemnity agreement contained in this Sub-Section
8.1 shall not apply to amounts paid in settlement of any such claim, loss, damage, liability, or action if such settlement is effected without the consent of the Company, which consent shall not be unreasonably withheld. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Holder, the underwriter, or any controlling, person of the Holder or the underwriter, and regardless of any sale in connection with such offering by the Holder. Such indemnity shall survive the transfer of securities by a Holder.

     8.2 The Holder participating in a registration hereunder will indemnify and hold harmless the Company, any underwriter for the Company, and each person, if any, who controls the Company or such underwriter, from and against any and all losses, damages, claims, liabilities, costs, or expenses (including any amount paid in any settlement effected with the Holder's consent) to which the Company or any such controlling person and/or any such underwriter may become subject under applicable law or otherwise, insofar as such losses, damages, claims, liabilities (or actions or proceedings in respect thereof), costs, or expense arise out of or are based on (i) any untrue or alleged untrue statement of any material fact contained in the registration statement or included in the prospectus, as amended or supplemented, or (ii) the omission or the alleged omission to state therein a material fact required to be started therein or necessary to make the statements therein, in the light of the circumstance in which they were made, not misleading, and the Holder will reimburse the Company, any underwriter, and each such controlling person of the Company or any underwriter, promptly upon demand, for any reasonable legal or other expenses incurred by them in connection with investigating, preparing to defend, or defending against, or appearing as a third-party witness in connection with such loss, claim, damage, action, or proceeding; in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was so made in strict conformity with written information furnished in a certificate by the Holder specifically for inclusion therein. The foregoing indemnity agreement is subject to the condition that, insofar as it relates to any such untrue statement (or alleged untrue statement), or omission (or alleged omission) made in the preliminary prospectus but eliminated or remedied in the amended prospectus at the time the registration statement becomes effective in the Final Prospectus, such indemnity agreement shall not inure to the benefit of (i) the Company and
(ii) any underwriter, if a copy of the Final Prospectus was not furnished to the person or entity asserting the loss, liability, claim, or damage at or prior to the time such furnishing is required by the Security Act; PROVIDED, FURTHER, that this indemnity shall not be deemed to relive any underwriter of any of its due diligence obligations; PROVIDED, FURTHER, that the indemnity agreement contained in this Sub-Section 8.2 shall not apply to amounts paid in settlement of any such claim loss, damage, liability, or action if such settlement is effected without the consent of the Holder, as the case may be, which consent shall not be unreasonably withheld. In no event shall the liability of the Holder exceed the gross proceeds from the offering received by the Holder.

         8.3 Promptly after receipt by an indemnified party pursuant to the provisions of Section 8.1 of 8.2 of notice of the commencement of any action involving the subject matter of the foregoing indemnity provisions, such indemnified party will, if a claim thereof is to be made against the indemnifying party pursuant to the provisions of said Section 8.1 or 8.2, promptly notify the indemnifying party of the commencement thereof; but the omission to notify the indemnifying party shall only relieve it from any liability which it may have to any indemnified party to the extent that such indemnifying party has been damaged by such omission to notify hereunder. In case such action is brought against any indemnified party and it notifies the indemnifying party of the commencement thereof, the indemnifying party shall have the right to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof with counsel reasonably satisfactory to such indemnified party; PROVIDED, HOWEVER, that if the defendants in any action include both the indemnified party and the indemnifying party and if in the reasonable judgment of the indemnified party there are separate defenses that are available to the indemnified party or there is a conflict of interest which would prevent counsel for the indemnifying party from also representing the indemnified party, the indemnified party or parties shall have the right to select, at the expense of the indemnifying party, separate counsel to participate in the defense of such action on behalf of such indemnified party or parties; PROVIDED, FURTHER, HOWEVER, that if the Holder are the indemnified party, the Holder shall be entitled to one separate counsel at the expense of the Company and if underwriters are also indemnified parties who are entitled to counsel separate from the indemnifying party, then all underwriters as a group shall be entitled to one separate counsel at the expense of the Company. After notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party pursuant to the provisions of said Section 8.1 or 8.2 for any legal or other expense subsequently incurred by such indemnified party in connection with the defense thereof, unless (i) the indemnified party shall have employed counsel in accordance with the provision of the preceding sentence, (ii) the indemnifying party shall not have employed counsel reasonably satisfactory to the indemnified party to represent the indemnified party within a reasonable time after the notice of the commencement of the action and within 15 days after written notice of the indemnified party's intention to employ separate counsel pursuant to the previous sentence, or (iii) the indemnifying party has authorized the employment of counsel for the indemnified party at the expense of the indemnifying party. No indemnifying party will consent to entry of any judgment of enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

          8.4 If recovery is not available under the foregoing indemnification provisions, for any reason other than as specified therein, the parties entitled to indemnification by the terms thereof shall be entitled to contribution to liabilities and expenses. In determining the amount of contribution to which the respective parties are entitled, there shall be considered the parties' relative knowledge and access to information concerning the matter with respect to which was asserted, the opportunity to correct and prevent any statement or omission, and any other equitable consideration appropriate under the circumstances. In no event shall any party that is found liable for fraudulent misrepresentation within the meaning of
Section 1(f) of the Securities Act be entitled to contribution hereunder from any party not found so liable, and in no event shall any contribution from any Holder be more than the gross proceeds from the offering received by such Holder.

     9. OBLIGATIONS OF THE COMPANY. Whenever required under this Agreement to effect the registration of any Registrable Shares, the Company shall, as expeditiously as possible:

          9.1 Prepare and file with the Commission a registration statement with respect to such Registrable Shares and use its best efforts to cause such registration statement to become effective, and, upon the request of the Holder, keep such registration statement effective for a period of up to 90 days (for any registration other than under Form F-3 or S-3 which shall be kept effective subject to the provisions of Rule 415), or, if sooner, until the distribution contemplated in the Registration Statement has been completed.

          9.2 Prepare and file with the Commission such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all Registrable Shares covered by such registration statement.

          9.3 Furnish to the Holder such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirement of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Shares owned by them.

          9.4 In the event of any underwritten public offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing underwriter of such offering. The Holder participating in such underwriting shall also enter into and perform its obligations under such agreement.

          9.5 Notify each holder of Registrable Shares covered by such registration statement at any time which a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing, and promptly amend such prospectus by filing a post effective supplement so that such prospectus does not contain an untrue statement of material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading in light of the circumstances then existing, and deliver copies thereof to the Holder.

         9.6 Cause all Registrable Shares registered pursuant hereunder to be listed on each securities exchange or Nasdaq on which similar securities issued by the Company are then listed.

         9.7 Provide a transfer agent and registrar for all Registrable Shares registered pursuant hereunder and a CUSIP number for all such Registrable Shares, in each case not latter than the effective date of such registration.

         9.8 Furnish, at the request of the Holder requesting registration of Registrable Shares pursuant to this Agreement, on the date that such Registrable Shares are delivered to the underwriters for sale in connection with a registration pursuant to this AGreement, if such securities are being sold through underwriters, or, if such securities are not being sold through underwriters, on the date that the registration statement with respect to such securities becomes effective, (i) an opinion, dated such date, of the counsel representing the Company for the purposes of such registration, in form and substance as is customarily given to underwriters in an underwritten public offering, addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Shares, and (ii) a letter dated such date, from the independent certified public accountants of the Company, in form and substance as is customarily given by independent certified public accountants to underwriters in an underwritten public offering addressed to the underwriters, if any, and to the Holder requesting registration of Registrable Shares.

         9.9 CONDITIONS TO REGISTRATION. The Company shall not be obligated to effect the registration of the Registrable Shares pursuant to this Agreement unless the Holder participating therein consent to customary conditions of a reasonable nature that are imposed by the Company, including, but no limited to, the following:

              (a) conditions prohibiting the sale of Registrable Shares by the Holder form 30 days before the filing of the registration statement until the registration statement becomes effective;

              (b) conditions requiring the Holder to comply with all applicable provisions of the Securities Act and the United States Securities Exchange Act of 1934, as amended, (the "Exchange Act"), including, but not limited to, the prospectus delivery requirement, and to furnish to the Company information about sales made in such public offering; and

              (c) conditions prohibiting the Holder, upon receipt of written notice from the Company that it is required by law to correct or update the registration statement or prospectus, from effecting sales of the Registrable Shares until the Company has completed the necessary correction or updating.


     10. ASSIGNMENT OF REGISTRATION RIGHTS: The Holder may assign its rights to cause the Company to register Shares pursuant to this Agreement to a transferee of ALL or any part of its Registrable Shares. The transferor shall, within twenty (20) days after such transfer, furnish the Company with written notice of the name and address of such transferee and the securities with respect to which such registration rights are being assigned, and the transferee's written agreement to be bound by this Agreement.

     11. LOCK-UP. In any registration of the Company's shares, the Holder acknowledge that any sales of Registrable Shares may be subject to a "lock-up" period restricting such sales beginning thirty (30) days prior to, and for up to one hundred and eighty (180) days following, the effective date of such registration, and the Holder will agree to abide by such customary "lock-up" period as is required by the underwriter in such registration.

     12. CUSTOMARY ARRANGEMENTS. The Holder may not participate in any underwritten offering pursuant to a registration filed hereunder unless such person (a) agrees to sell such person's securities on the basis provided in any customary underwriting arrangements, and (b) provides any relevant information and completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements, and other documents required under the terms of such underwriting arrangements; provided, however, that the Holder participating in the underwritten registration may appoint one legal or other representative to negotiate the underwriting arrangements.

     13. PUBLIC INFORMATION. At any time and from time to time after the earlier of the close of business on such date as (a) a registration statement filed by the Company under the Securities Act becomes effective, or (b) the Company registers a class of securities under Section 12 of the Exchange Act, the Company shall undertake to make publicly available and available to the Investors adequate current public information within the meaning of, and as required pursuant to, Rule 144.

     14. NON-UNITED STATES OFFERING. In the event of a public offering of securities of the Company outside of the United States, the Company will afford the Holder registration rights in accordance with applicable law and comparable in substance to the foregoing registration rights.